EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-79867 and 333-100517 of Nevada Gold & Casinos, Inc. on Form S-8 of our reports dated June 14, 2005, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K of Nevada Gold & Casinos, Inc. for the fiscal year ended March 31, 2005.

/S/ Pannell Kerr Forster of Texas, P.C.
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Houston, Texas
June 16, 2005